Exhibit 10.2.1

JOINDER AGREEMENT, dated as of March 27, 2020 (this “Joinder”), is made and entered into by and among DUKE ENERGY CORPORATION, a Delaware corporation (the “Borrower”), each of the entities listed under the caption “Incremental Lenders” on the signature pages hereto (each, an “Incremental Lender” and, collectively, the “Incremental Lenders”), and PNC BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is made to the Credit Agreement dated as of March 19, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the lenders from time to time party thereto and the Administrative Agent;
WHEREAS, it is intended that (a) the Borrower will obtain the Incremental Commitments (as defined below) (as defined in the Credit Agreement) and (b) the proceeds of the borrowings under the Incremental Commitments will be used for general corporate purposes of the Borrower;
WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested that the Incremental Lenders provide Incremental Commitments in an aggregate principal amount of $187,500,000; and
WHEREAS, the Incremental Lenders are willing to provide the Incremental Commitments to the Borrower on the Incremental Commitment Effective Date (as defined below).
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
SECTION 2.     Incremental Commitments. (a) Each Incremental Lender hereby agrees, severally and not jointly, to make an Incremental Loan to the Borrower on the Incremental Commitment Effective Date in Dollars in an aggregate principal amount equal to the amount set forth opposite such Incremental Lender’s name on Schedule I attached hereto (each, an “Incremental Commitment” and, collectively, the “Incremental Commitments”), on the terms set forth herein and in the Credit Agreement (as amended hereby), and subject to the conditions set forth herein. The Incremental Loans shall be deemed to be “Loans” as defined in the Credit Agreement (as amended hereby) for all purposes of the Credit Agreement having terms and provisions identical to those applicable to the Loans outstanding immediately prior to the Incremental Commitment Effective Date (the “Existing Loans”).
(b)     The Incremental Loans shall be made as a single borrowing, with an initial Interest Period that commences on the Incremental Commitment Effective Date and ends on the last day of the Interest Period applicable to the Existing Loans on the Incremental Commitment Effective Date. During such initial Interest Period, the London Interbank Offered Rate applicable to the Incremental Loans shall be the same London Interbank Offered Rate applicable for the Existing Loans as of the Incremental Commitment Effective Date. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Incremental Commitment Effective Date, the Existing Loans and the Incremental Loans shall constitute a single Borrowing of Term Loans for all purposes under the Credit Agreement.

(c)     Unless previously terminated, the Incremental Commitments of the Incremental Lenders pursuant to Section 2(a) shall terminate upon the making of the Incremental Loans on the Incremental Commitment Effective Date.
(d)     Each Incremental Lender (i) confirms that a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and make its Incremental Loan, have been made available to such Incremental Lender; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any joint lead arranger or joint bookrunner, or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, including this Joinder; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Incremental Commitment Effective Date such Incremental Lender shall be a “Lender” and an “Incremental Lender” under, and for all purposes of, the Credit Agreement, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Incremental Lender thereunder.
SECTION 3.     Conditions Precedent to Incremental Loans. This Joinder and each Incremental Lender’s obligation to provide the Incremental Loans pursuant to this Joinder, shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Incremental Commitment Effective Date”):
(a)     The Administrative Agent shall have received from the Borrower and each Incremental Lender either (i) a counterpart of this Joinder duly executed and delivered on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Joinder) that such party has duly executed and delivered a counterpart of this Joinder.
(b)     Each of the conditions set forth in Section 3.03 of the Credit Agreement shall have been satisfied or waived.
(c)     The Administrative Agent and each Incremental Lender shall have received all documentation and other information about the Borrower as shall have been reasonably requested prior to the Incremental Commitment Effective Date by the Administrative Agent or such Incremental Lender that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(d)     The Administrative Agent shall have received a Notice of Borrowing with respect to the Incremental Term Loans as required by Section 2.02 of the Credit Agreement.
The Administrative Agent shall notify the Borrower and the Lenders of the Incremental Commitment Effective Date, and such notice shall be conclusive and binding.
SECTION 4.     Representations and Warranties. In order to induce the Incremental Lenders and the Administrative Agent to enter into this Joinder and to induce the Incremental Lenders to make the Incremental Loans hereunder, the Borrower hereby represents and warrants to the Incremental Lenders and the Administrative Agent on and as of the Incremental Commitment Effective Date that the representations and warranties of the Borrower set forth in the Credit Agreement are true on and as of the Incremental Commitment Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
SECTION 5.     Expenses; Indemnity; Damage Waiver. Section 9.03 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
SECTION 6.     Waiver of Integral Multiple Requirement. Each party hereby waives the requirement in Section 2.17 of the Credit Agreement requiring that the Incremental Commitment be in an integral multiple of $10,000,000.
SECTION 7.     Miscellaneous.
(a)     Non-U.S. Lenders. Each Incremental Lender shall have delivered to the Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to the Administrative Agent and the Borrower pursuant to Section 8.04(d) of the Credit Agreement.
(b)     Recordation of the Incremental Loans. Upon execution and delivery hereof, and the funding of the Incremental Loans, the Administrative Agent will record in the Register the Incremental Loans made by the Incremental Lenders.
(c)     Amendment, Modification and Waiver. This Joinder may not be amended and no provision hereof may be waived except pursuant to a writing signed by each of the parties hereto.
(d)     Entire Agreement. This Joinder and the Credit Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(e)     Governing Law. This Joinder and any claims controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Joinder and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.
(f)     Jurisdiction; Waiver of Venue; Service of Process. Section 9.09 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
(g)     WAIVER OF JURY TRIAL. SECTION 9.11 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
(h)     Severability. Any term or provision of this Joinder that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Joinder or affecting the validity or enforceability of any of the terms or provisions of this Joinder in any other jurisdiction. If any provision of this Joinder is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
(i)     Counterparts; Integration. Section 9.10 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, as if such Section was set forth in full herein.
(j)     Headings. The headings of this Joinder are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(k)     Reference to and Effect on the Credit Agreement. On and after the Incremental Commitment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Joinder. Except as specifically modified by this Joinder, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and performance of this Joinder shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lender under the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed by their respective authorized officers as of the day and year first above written.

DUKE ENERGY CORPORATION, as the Borrower
By:	/s/ Michael S. Hendershott
Name: Michael S. Hendershott
Title: Assistant Treasurer

PNC BANK, N.A., as Administrative Agent
By:	/s/ Alex Rolfe
Name: Alex Rolfe
Title: Vice President

TD BANK, N.A., as an Incremental Lender
By:	/s/ Shannon Batchman
Name: Shannon Batchman
Title: Sr. Vice President

Schedule I

As of the Incremental Commitment Effective Date:

Incremental Lender	Incremental Commitment
TD Bank, N.A.	$187,500,000
Total:	$187,500,000

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